UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 31, 2017

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In 2010, Arcadia Biosciences, Inc. (the “Company”) formed Limagrain Cereal Seeds LLC (“Limagrain Cereal”), a joint venture company with our strategic partner and collaborator in wheat, Vilmorin & Cie, a French corporation (“Limagrain”), focused on the development and commercialization of improved wheat seed in North America. A U.S. wholly owned subsidiary of Limagrain (“VUSA”) owned a 65% interest and the Company owned a 35% interest in the joint venture. After several years of productive development activities, both the Company and Limagrain remain committed to a partnership to develop and commercialize wheat-based products but have determined that the current joint venture arrangement is not the best structure through which to carry out their future collaboration. The parties are working diligently to determine the optimal forward construct.

In order to provide for a new construct, the Company, Limagrain and VUSA entered into an exchange agreement pursuant to which the Company transferred to VUSA the Company’s entire membership interest in Limagrain Cereal and VUSA transferred to the Company 1,843,888 shares of the Company’s common stock held by VUSA, effective as of March 31, 2017.  The Company cancelled and retired these shares upon receipt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: April 7, 2017	By:	/s/ MATTHEW T. PLAVAN
	Name:	Matthew T. Plavan
	Title:	Chief Financial Officer